Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-290507) on Form S-4 of First Financial Bancorp of our report dated March 24, 2025, relating to the consolidated financial statements of BankFinancial Corporation, appearing in the Annual Report on Form 10-K of BankFinancial Corporation for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Chicago, Illinois

October 9, 2025